UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2023

NIKOLA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38495	82-4151153
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4141 E Broadway Road Phoenix, AZ	85040
(Address of principal executive offices)	(Zip Code)

(480) 666-1038

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NKLA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2023, the board of directors of Nikola Corporation (the “Company”) appointed Anastasiya (“Stasy”) Pasterick, the Company’s current Vice President, Corporate Controller, as Chief Financial Officer and Principal Financial and Accounting Officer, effective April 7, 2023, to replace Kim J. Brady, who is retiring.

Ms. Pasterick, age 36, has served as the Company’s Vice President, Corporate Controller since May 2019. Prior to that, Ms. Pasterick served as Corporate Controller of nLight (Nasdaq: LASR), a semiconductor and fiber laser technology company, from October 2015 to May 2019. From May 2014 to October 2015, Ms. Pasterick served as the Director of Accounting Operations of Erickson, an aviation services company. Prior to that, Ms. Pasterick served as an Audit Manager, among other roles, at KPMG LLP, an audit, tax and advisory firm, from January 2008 to May 2014. Ms. Pasterick is a certified public accountant and holds a bachelor of science degree in business administration, accounting from Portland State University.

In connection with Ms. Pasterick’s appointment as Chief Financial Officer, Ms. Pasterick and the Company entered into an Executive Employment Agreement (the “Employment Agreement”), pursuant to which Ms. Pasterick will be entitled to receive an annual base salary of $450,000 and subject to approval of the board of directors, 500,000 performance stock units. Ms. Pasterick’s Employment Agreement contains customary confidentiality and intellectual property assignment provisions.

Pursuant to the Employment Agreement, in the event of an Involuntary Termination (as defined in the Employment Agreement) of Ms. Pasterick’s employment and subject to Ms. Pasterick’s delivery of an effective release of claims and ongoing compliance with certain post termination restrictive covenants, including a two year noncompete and nonsolicitation covenants and a nondisparagement covenant, Ms. Pasterick will be entitled to receive: (1) a lump sum cash payment in an amount equal to $1,050,000, less applicable withholding taxes; (2) a lump sum cash payment equal to 18 months of COBRA benefits coverage, less applicable withholding taxes; (3) the acceleration in full of all unvested equity and equity based awards, other than Ms. Pasterick’s performance-based award (and the post termination exercise period for unexercised stock options will be extended to three years following her termination date); and (4) following certification by the board of directors, Ms. Pasterick’s performance-based stock award will vest in an amount based upon the achievement of the share price milestones prior to her termination date, prorated for the length of her employment during the performance period.

In connection with her appointment as Chief Financial Officer, the Company expects to enter into its form of indemnification agreement with Ms. Pasterick. Ms. Pasterick has no family relationships with any of the Company’s directors or executive officers, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Brady will continue to serve as the Company’s Chief Financial Officer through April 7, 2023 and will remain employed with the Company through April 28, 2023 as a non-executive officer in an advisory capacity to support the transition. Mr. Brady will receive severance benefits in accordance with the terms of his executive employment agreement.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Executive Employment Agreement by and between the Company and Anastasiya Pasterick, dated March 27, 2023.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 27, 2023

NIKOLA CORPORATION

By:	/s/ Britton M. Worthen
Britton M. Worthen
Chief Legal Officer